Exhibit 99.2
ATTORNEY-CLIENT CONTINGENT FEE AGREEMENT
     BPI ENERGY HOLDINGS, INC. f/k/a BPI INDUSTRIES INC. and BPI ENERGY INC f/k/a BPI INDUSTRIES (USA), INC. (hereinafter “BPI” or “Client”), a corporation, hereby agrees to retain the law firms of Bolen Robinson and Ellis, LLP of Decatur, Illinois and Holland, Groves, Schneller & Stolze, LLC of St. Louis, Missouri, both of which firms are collectively known hereinafter as (“Attorneys”). BPI hires the Attorneys to advise and represent it for the claims and damages set forth in litigation already pending in the U.S. District Court for the Southern District of Illinois, which litigation is captioned BPI Energy, Inc., Plaintiff v. IEC (Montgomery), LLC, et al., Defendants (Case No. 07-cv-186-DRH.) The parties understand that Attorneys named herein are expected to substitute as counsel for BPI in the place of BPI’s existing attorneys, Van Winkle and Van Winkle of McLeansboro, Illinois and Thompson Hine LLP of Cleveland, Ohio. The parties understand that the Thompson Hine law firm has already filed a Motion to Withdraw as counsel for BPI in the pending litigation. The validity of this agreement is contingent upon the withdrawal of said existing counsel. By signing this agreement, BPI and the Attorneys agree to be bound by the following terms:
     1. Attorneys’ duties. Attorneys are obligated to advise and represent Client in the litigation described above which is now pending in the U.S. District Court for the Southern District of Illinois as Case No. 07-cv-186-DRH. The obligation extends only through the entry of a final judgment by the court having jurisdiction of the case, including any Appellate Court. Beyond the entry of the final judgment, if the Attorneys provide further services, it shall be deemed that the future services are with the Client’s express consent, and Client shall be responsible for attorney fees based on the standard hourly rates of Bolen Robinson & Ellis, LLP and Holland, Groves, Schneller & Stolze, LLC.
     2. Client’s duties. Client agrees to provide all information and documentation requested by Attorneys, and to cooperate fully in any proceedings in connection with this case, including, but not limited to attending scheduled meetings, hearings, answering interrogatories, appearing for deposition and participating cooperatively in judicial or other proceedings as may arise from time to time in this case. The Client agrees not to communicate with the Court or administrative tribunal, or other parties to the case, or unrelated third parties, without Attorneys’ consent. The Client also agrees not to misrepresent or conceal any facts in communicating with Attorneys.
     Client understands that if defendants prevail in the case, defendants could be permitted by the Court to recover certain costs from Client. Further, if defendants demonstrate the action was frivolous, unreasonable, groundless or litigated in bad faith merely to harass or oppress the defendants, then they could be permitted by the Court to recover their attorney fees from Client. Attorneys and Client hereby agree that in their best judgment, the case is meritorious and is not frivolous, unreasonable, groundless, nor is it the purpose of Client or Attorneys to harass or pursue bad faith litigation. In the event that any fees, costs or expenses are assessed against Client, Client agrees that it is legally responsible for the payment of those fees, costs and/or expenses.
     3. Termination of Representation.
          A. Attorneys’ Right to Withdraw — Attorneys may withdraw from representing Client if (1) Client violates any of the duties herein; (2) Client indicates an intention to give false testimony or is found to have misrepresented or concealed facts which affect the value of the case; (3) Client directs Attorneys to file any paper or insists on advancing any claim or defense which Attorneys reasonably believe might subject them to sanctions; (4) Client makes fiscally unreasonable decision as to settlement of the case; (5) Client fails to honor the financial obligations set forth in this agreement; (6) Attorneys are required or authorized by law to withdraw from Client’s case; or (7) Attorneys deem that the case lacks the merits to proceed.
          B. Client’s Right to Discharge Attorneys — Client may discharge Attorneys or direct Attorneys to discontinue the case at any time. If Attorneys have appeared as counsel of record for the Client in any Court, they will promptly move for an order in accordance with Client’s decision to discharge them.
          C. Payment Required Upon Termination — If Attorneys withdraw or Client discharges Attorneys, Client will pay Attorneys any unpaid out-of-pocket expenses immediately, and on or before termination of the case, Client will pay the Attorneys their fees computed at their then current regular hourly rates.
     4. Litigation Expenses. Attorneys have discretion to incur litigation and other out-of-pocket expenses in the prosecution of the case, and may advance litigation sums on Client’s behalf. BPI shall upon the execution of this agreement deposit with the law firm of Bolen Robinson and Ellis, LLP the sum of Fifty Thousand Dollars ($50,000) in Trust, which funds shall be used exclusively for the payment of out-of-pocket litigation expenses directly related to the subject matter of this Contingent Fee Agreement. Attorneys will bill BPI for all litigation expenses on a monthly basis and apply the funds held in Trust from time-to-time to reimburse these expenses. In the event that the total litigation expenses exceed the Fifty Thousand Dollars ($50,000) placed in Trust by BPI for the purpose of covering litigation expenses, the Attorneys will continue monthly billing and be entitled to receive from BPI prompt payment (reimbursement of the expense advanced) within thirty (30) days after billing. As described below, these expenses include, but are not limited to such fees paid to Courts, court reporters, lay and expert witnesses, investigators and process servers, attorney travel expenses, long distance phone calls, facsimile transmission expenses, photocopying charges, courier or messenger services, computer data based research charges, and the cost of special exhibits and extraordinary supplies purchased for this case. BPI understands that it is ultimately responsible for all such expenses and agrees to pay them regardless of the outcome of the case.
     5. Attorneys’ Fees. Client understands that it could retain Attorneys to represent it by compensating the Attorneys at the Attorneys’ standard hourly rates; however BPI expressly declines to do so believing that such arrangement is beyond the corporation’s present means, and because this contingency fee arrangement is more reasonable given the risks involved with the pending litigation.
     The standard contingent fee agreement shall be defined as Twenty-five Percent (25%) of the total value of the cash and/or assets recovered by BPI in the pending litigation if the recovery is made prior to the commencement of a trial of the case; Thirty-three Percent (33%) if the recovery is made at any time after commencement of the trial; and Forty Percent (40%) if the recovery is made after the filing of an appeal in the pending litigation. Because existing laws sometimes permit Attorneys to seek their fees from the adverse party, Attorneys in this case will do so if possible. If, after recovery of damages or other relief for BPI, the Attorneys are able to secure a separate recovery of Attorney fees, this application for a separate recovery shall be based upon the greater of a reasonable hourly fee or the standard contingent fee as described herein. Where a separate recovery of Attorney fees or costs or both are secured after an initial recovery of damages for BPI, “the recovery” for purposes of the computation of the contingent fee herein shall include the additional recovery of fees or costs or both so that the contingent fee hereunder shall be applied to the total of the damage recovery and the award of fees and costs. However, in no event shall Attorneys recover more than one fee or a fee greater than the percentage applied to the total funds (damages, costs, and Attorney fees) recovered for BPI.
     Similarly, any settlement offer of a fixed sum which includes a division proposed by the offering defendant or defendants between damages and attorneys’ fees shall be treated by the client and the attorneys as the offer of a single sum of money, and the division of the offer by the offeror into damages and attorneys’ fees shall be completely disregarded by Client and Attorneys. If such an offer is accepted, it shall be treated as the recovery of a single (total) sum of money to be apportioned between the Client and the Attorneys according to this section. Accordingly, the percentage contingency fee shall apply to the total single sum of damages and fees. In the event the Attorneys do not recover money damages for the client, no attorneys’ fees shall be paid to Attorneys. However, Client understands that Attorneys still have the right to reimbursement of their litigation expenses as described above.
     Any litigation expenses or costs recovered in the case will be first applied to unreimbursed litigation expenses and attorneys’ fees owed by the Client to the Attorneys, and then any overage will be paid to the Client.
     Client understands and agrees that Attorneys are comprised of two (2) separate law firms and, further, that in the event of a successful result Attorneys will divide the attorney fees in accordance with an agreement between the firms.  Client specifically consents to the Attorneys division of fees in accordance with said agreement.
     6. Assignment and Lien. Client hereby assigns to Attorneys all right and interest the Client may have in any claims against defendants for costs, expenses and attorney fees based on Attorneys’ work. The Client hereby gives the Attorneys a continuing lien on Client’s claim and proceeds for the amount of attorneys’ fees, out-of-pocket expenses and costs for which Client is obligated pursuant to this agreement.
     7. Confidentiality. Client understands that the Attorneys may consult with other attorneys, experts in other fields, investigators and other parties regarding this case. Client authorizes Attorneys to consult with such persons and to divulge to them such privileged information as is necessary for them to assist Attorneys in connection with this case.
     8. Settlement of the Case. Attorneys will not settle the action on Client’s behalf without Client’s prior authorization. If Client settles the case even after termination of representation, the Client will inform Attorneys at the earliest possible moment. Client by law has a right to make all decisions regarding settlement of the case.
     9. Representation In Other Matters.  Client understands that Counsel represents many other companies and individuals.  To avoid any misunderstanding in connection with our current (and any future) engagement for you, we confirm that we have not been asked to act as counsel for any subsidiary, parent, affiliate or other member of your corporate group by acting as counsel to you.  Any such relationship, if undertaken by us with any group member, must be entered into separately.
     It is possible that some of our present or future clients will have disputes with the Client during the time that we are representing you.  Therefore, as a condition to our undertaking this engagement, you have agreed that Counsel (and each of them) may continue to represent or may undertake in the future to represent the Village of Lomax, Dallas Water District,  and other existing or new clients in any matter on a position, including without limitation, any litigation concerning petroleum contamination as well as any litigation concerning coal or CBM mining activities, that is adverse to you or in which your interests may be adversely affected.  We agree, however, that your prospective consent to conflicting representation contained in the preceding sentence shall not apply in any instance where as the result of our representation of you we have obtained sensitive, proprietary or other confidential information of a non-public nature that, if known to any such other client of ours, could be used in any such other matter by such client to the disadvantage of the Client.  The Client acknowledges that any sensitive, proprietary or other confidential information of a non-public nature with respect to this representation does not relate to, constitute or otherwise concern any pending  litigation, and thus, does not create a conflict.

     10. Binding Agreement. The parties represent and agree that they have read the foregoing terms of this agreement, fully understand the terms, and agree to be bound by said terms.
     IN WITNESS WHEREOF, the parties have executed this agreement this 26th day of November, 2008.

BPI ENERGY HOLDINGS, INC. f/k/a BPI INDUSTRIES INC. and BPI ENERGY INC f/k/a BPI INDUSTRIES (USA), INC

By:	/s/ James Azlein

James Azlein, President and CEO

Bolen Robinson & Ellis, LLP

By:	/s/ Jon D. Robinson

Jon D. Robinson, Attorney

Holland, Groves, Schneller & Stolze, LLC

By:	/s/ Eric Holland

Eric Holland, Attorney

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